WARNING: THE EDGAR SYSTEM ENCOUNTERED ERROR(S) WHILE PROCESSING THIS SCHEDULE.


^WPC^^^^)^^^^^"/u^i?^^^^]^J^^s^^^6^A^^mBl^^^^^^k|^^^^^^^?^^^be^F^^nve^;^X^^^P^^^^,T^ZG.\^c^^^
